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Exhibit 99.1

Press Release

DOR BioPharma Announces Appointment of New Directors, Resignation of Senior Management and Cost Reduction Program

Steve H. Kanzer Terminates Proxy Solicitation

        LAKE FOREST, Ill.—(BW HealthWire)—June 14, 2002—DOR BioPharma Inc. ("Company") (AMEX: DOR) announced today the appointment of new directors, resignation of senior management and initiation of a significant cost reduction program.

        As part of the reorganization of the Company, the following senior management have resigned: Dr. Colin Bier, and Mr. Michael S. Rosen. The following board members have also resigned: Dr. Ken Tempero, Mr. Peter Kliem, and Mr. Guy Rico.

        The Board of Directors of DOR stated, "DOR is grateful to, Dr. Bier, Dr. Tempero, Mr. Rosen, Mr. Kliem and Mr. Rico for their role in developing DOR and for assisting in the completion of the Company's merger with Corporate Technology Development, and overseeing the activities during this transition period."

Newly Appointed Board Members

        The Company has enhanced its Board of Directors with the following newly appointed members: Arthur Asher Kornbluth, M.D., and Peter Salomon, M.D., FACG.

  Arthur Asher Kornbluth, M.D., is a Board Certified Gastroenterologist and Associate Clinical Professor of Medicine at Mount Sinai Medical Center and School of Medicine in New York City, an internationally recognized leading center in the clinical research and management of inflammatory bowel disease (IBD). Dr. Kornbluth is an active clinical investigator and practicing clinician with a large practice specializing in the management of patients with complex IBD. He has published extensively in peer-reviewed journals regarding the pharmacologic and biologic treatments of IBD. He is the author of several book chapters regarding the diagnosis and management of IBD. He is the principal author of the American College of Gastroenterology's "Ulcerative Colitis Practice Guidelines in Adults." He has taught and lectured extensively throughout the United States and has received numerous awards as a medical educator. Dr. Kornbluth received his undergraduate degree from Brooklyn College and his Medical Degree from Downstate Medical Center. He completed his postgraduate training in Internal Medicine at the Albert Einstein College of Medicine where he was chosen as Chief medical resident. He performed his Gastroenterology fellowship at the Mount Sinai Medical Center in New York City. He is a member of the American Gastroenterology Association, the American College of Gastroenterology, the Alpha Omega Alpha Honor Medical Society for which he was selected as both an educator and clinician at the Mount Sinai School of Medicine. He is a member of the Crohn's and Colitis Foundation of America (CCFA) and is a member of the CCFA Clinical Research Alliance, has served on the CCFA Clinical Trials Protocol Review Committee and currently serves on the CCFA Clinical Research Agenda Task Force.

  Peter Salomon, M.D, FACG, is a Board Certified Gastroenterologist in private practice with Gastroenterology Associates of South Florida. An active clinical researcher in the treatment of Crohn's disease, Dr. Salomon has seen several thousand patients suffering from inflammatory bowel disease. Dr. Salomon has authored numerous peer-reviewed publications on the subject of Crohn's disease and is co-author of the chapter of the leading gastroenterology textbook, Sleisinger & Fordtran's, Gastrointestinal & Liver Diseases. Dr. Salomon received his undergraduate degree from New York University in 1981 and his Medical Degree from New York University in 1985. Dr. Salomon received his training in Internal Medicine and Gastroenterology at The Mount Sinai Hospital in New York where he also held a grant from the Crohn's and Colitis Foundation to perform research in inflammatory bowel disease.

        The Board of Directors will now consist of Richard Dunning, Arthur Asher Kornbluth, M.D., FACG, Steve H. Kanzer, Paul Rubin, M.D., Peter Salomon, M.D., FACG and Steve Thornton.

        The Board of Directors has also appointed Steve H. Kanzer, as Interim President of the Company, without salary, while the Board seeks to quickly identify a new full-time President and CEO of the Company.

        Given the changes adopted by the Company, Mr. Kanzer has notified the Company that he has withdrawn his solicitation of written consents of stockholders initially filed with the Securities and Exchange Commission on May 24, 2002.

Cost Reduction Measures

        The Company has initiated a significant cost reduction program in order to reduce its fixed costs, preserve its existing working capital and avoid the need for additional financing for the near future. As an immediate measure, the Company has reduced its headcount from 22 to 12 employees. The Company intends to review additional cost cutting measures in an effort to maximize the Company's value for its existing stockholders.

        The Company also acknowledged that it had submitted a compliance plan for continued listing of its common stock on the American Stock Exchange (AMEX) after receiving communication from the AMEX indicating that the Company is below one of the Exchange's continued listing standards. Specifically, the delisting process was commenced because the Company currently has stockholders' equity of less than $2 million and losses from continuing operations in two out of the three most recent fiscal years. Approval of this plan by AMEX is pending; however, DOR anticipates that it will be back in compliance soon and will be able to maintain such compliance in the future.

About DOR Biopharma, Inc.

        DOR BioPharma, Inc. is a drug delivery company developing oral formulations of drugs that currently are available in injectable or non-oral formats. DOR BioPharma, Inc. anticipates its oral products will enhance patient quality of life, patient compliance to therapy and potentially reduce healthcare costs. For further information regarding DOR BioPharma, please visit the company's website located at www.dorbiopharma.com.

        This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect DOR BioPharma's current expectations about its future results, performance, prospects and opportunities, including its product development and product pipeline. Where possible, DOR BioPharma has tried to identify these forward-looking statements by using words such as "anticipates," "believes" or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements. DOR BioPharma cannot assure you that it will be able to successfully develop or commercialize products based on its technology, particularly in light of the significant uncertainty inherent in developing drug and drug delivery products, conducting clinical trials and obtaining regulatory approvals, that its technologies will prove to be safe and effective, that its cash expenditures will not exceed projected levels, that it will be able to obtain future financing or funds when needed, that it will be able to maintain the listing of its common stock on Amex, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully patent, register or protect its technology, trademarks and products, or that its business strategy will be successful. These and other factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, DOR BioPharma's most recent reports on Form 10-QSB and Form 10-KSB. DOR BioPharma assumes no obligation to update or revise any forward-looking statements as a result of new information, future events, changed circumstances or for any other reason.

Contact:

DOR BioPharma Inc.
Steve H. Kanzer, CPA, Esq.
305/789-6692
or
Investor/Media Contact:
The Investor Relations Group
Dian Griesel, Ph.D.
212/825-3210
TheProTeam@aol.com

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  Exhibit 99.1